EXHIBIT 99.1

For Immediate Release:	October 20, 2022

HOMB Beats Analyst Expectations Despite Glooming Uncertainty and West Texas Headwinds
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Highlights of the Third Quarter of 2022:

Metric	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021
Net income	$108.7 million	$16.0 million	$64.9 million	$73.4 million	$75.0 million
Net income, as adjusted (non-GAAP)(1)	$109.9 million	$97.0 million	$61.6 million	$74.0 million	$74.3 million
Total revenue (net)	$256.3 million	$243.3 million	$161.8 million	$171.0 million	$173.8 million
Income before income taxes	$142.0 million	$19.3 million	$84.9 million	$93.9 million	$98.2 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$142.0 million	$77.9 million	$84.9 million	$93.9 million	$98.2 million
PPNR, as adjusted (non-GAAP)(1)	$143.5 million	$126.7 million	$80.4 million	$94.7 million	$96.9 million
Pre-tax net income to total revenue (net)	55.39%	7.92%	52.48%	54.94%	56.50%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	56.00%	52.06%	49.67%	55.40%	55.76%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	55.39%	32.00%	52.48%	54.94%	56.50%
P5NR, as adjusted (non-GAAP)(1)	56.00%	52.06%	49.67%	55.40%	55.76%
ROA	1.81%	0.26%	1.43%	1.62%	1.68%
ROA, as adjusted (non-GAAP)(1)	1.83%	1.57%	1.36%	1.64%	1.67%
NIM	4.05%	3.64%	3.21%	3.42%	3.60%
Purchase accounting accretion	$4.6 million	$5.2 million	$3.1 million	$4.0 million	$4.9 million
ROE	12.25%	1.78%	9.58%	10.63%	10.97%
ROE, as adjusted (non-GAAP)(1)	12.39%	10.83%	9.09%	10.72%	10.87%
ROTCE (non-GAAP)(1)	20.93%	2.96%	15.03%	16.73%	17.39%
ROTCE, as adjusted (non-GAAP)(1)	21.16%	17.94%	14.26%	16.87%	17.23%
Diluted earnings per share	$0.53	$0.08	$0.40	$0.45	$0.46
Diluted earnings per share, as adjusted (non-GAAP)(1)	$0.54	$0.47	$0.37	$0.45	$0.45
Non-performing assets to total assets	0.27%	0.25%	0.25%	0.29%	0.29%
Common equity tier 1 capital	13.0%	12.8%	14.9%	15.4%	15.1%
Leverage	10.4%	9.8%	10.8%	11.1%	11.0%
Tier 1 capital	13.0%	12.9%	15.5%	16.0%	15.7%
Total risk-based capital	16.7%	16.6%	21.6%	19.8%	19.6%
Allowance for credit losses to total loans	2.09%	2.11%	2.34%	2.41%	2.41%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“Despite the distraction out of West Texas and changes in the economy, HOMB reported record net income for the quarter of $108.7 million along with record total net revenue of $256.3 million, and our net interest margin is back where we like it at 4.05%. We continue to keep the Company positioned to weather the storm, when and if it hits,” said John Allison, Chairman.

“While reviewing the results of the quarter, I circled eighteen different numbers on the final results page and many of the circles were some of the best numbers we have ever had. I want to thank our team for the outstanding effort that led to this great quarter. I also want to send a special thanks to the West Texas Happy team for fighting the battle with the competition the way they have,” said Tracy French, Centennial Bank President and Chief Executive Officer.

Operating Highlights
Net income for the three-month period ended September 30, 2022 was $108.7 million, or $0.53 earnings per share. Net income for the nine-month period ended September 30, 2022 was $189.6 million, or $0.99 earnings per share. When adjusting for merger related and other non-fundamental items, net income and earnings per share on an as-adjusted basis (non-GAAP), were $109.9 million(1), or $0.54 per share(1), and $268.4 million(1), or $1.40 per share(1), for the three-month and nine-month periods ended September 30, 2022, respectively.
Our net interest margin was 4.05% for the three-month period ended September 30, 2022, compared to 3.64% for the three-month period ended June 30, 2022. The yield on loans was 5.63% and 5.27% for the three months ended September 30, 2022 and June 30, 2022, respectively, as average loans decreased from $13.84 billion to $13.82 billion. Additionally, the rate on interest bearing deposits increased to 0.70% as of September 30, 2022, from 0.31% as of June 30, 2022, while average balances decreased from $13.80 billion to $13.31 billion.
During the third quarter of 2022, there was $943,000 of event interest income compared to event interest income of $602,000 for the second quarter of 2022.
Purchase accounting accretion on acquired loans was $4.6 million and $5.2 million and average purchase accounting loan discounts were $42.1 million and $46.3 million for the three-month periods ended September 30, 2022 and June 30, 2022, respectively. The reduction in accretion income lowered the net interest margin by 2 basis points for the three-month period ended September 30, 2022.
Net interest income on a fully taxable equivalent basis was $215.5 million for the three-month period ended September 30, 2022, and $201.2 million for the three-month period ended June 30, 2022. This increase in net interest income for the three-month period ended September 30, 2022, was the result of a $25.9 million increase in interest income, partially offset by an $11.6 million increase in interest expense. The $25.9 million increase in interest income was primarily the result of a $14.1 million increase in loan interest income, a $7.6 million increase in investment income and a $4.2 million increase in income from deposits with other banks resulting from the rising interest rate environment. The $11.6 million increase in interest expense was due to a $12.6 million increase in interest expense on deposits, which was partially offset by a $1.3 decrease in interest expense on subordinated debentures. The increase in interest expense on deposits is a result of the rising rate environment.

The Company reported $43.2 million of non-interest income for the third quarter of 2022. The most important components of the third quarter non-interest income were $14.0 million from other service charges and fees, $10.8 million from service charges on deposit accounts, $9.5 million from other income, $4.2 million in mortgage lending income, $4.0 million from trust fees, $1.7 million from dividends from FHLB, FRB, FNBB and other, a $1.1 million increase in cash value of life insurance, and $601,000 from insurance commissions. These amounts were partially offset by a $2.6 million loss from the fair value adjustment for marketable securities. The $9.5 million in other income includes $1.1 million in recoveries on historic losses of loans acquired that were written off prior to acquisition.

Non-interest expense for the third quarter of 2022 was $114.3 million. The most important components of the third quarter non-interest expense were $65.3 million from salaries and employee benefits, $25.2 million in other expense, $15.1 million in occupancy and equipment expenses and $8.7 million in data processing expenses. There were no merger and acquisition expenses during the third quarter of 2022. For the third quarter of 2022, our efficiency ratio was 43.24%; and, our efficiency ratio, as adjusted (non-GAAP) was 42.97%(1).
Financial Condition
Total loans receivable were $13.83 billion at September 30, 2022, compared to $13.92 billion at June 30, 2022. Total deposits were $18.54 billion at September 30, 2022, compared to $19.58 billion at June 30, 2022. Total assets were $23.16 billion at September 30, 2022, compared to $24.25 billion at June 30, 2022.
During the third quarter of 2022, the Company experienced approximately $94.6 million in loan decline. Centennial CFG experienced $342.0 million of organic loan decline and had loans of $2.08 billion at September 30, 2022. Our remaining footprint experienced $273.8 million in organic loan growth and $26.4 million in PPP loan decline during the quarter.
Non-performing loans to total loans was 0.45% and 0.44% at September 30, 2022 and June 30, 2022, respectively. Non-performing assets to total assets was 0.27% and 0.25% at September 30, 2022 and June 30, 2022, respectively. Net charge-offs were $5.1 million and $2.5 million for the three months ended September 30, 2022 and June 30, 2022, respectively.
Non-performing loans at September 30, 2022, were $10.2 million, $24.8 million, $13.7 million, $204,000, $1.4 million and $11.4 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $61.7 million. Non-performing assets at September 30, 2022, were $10.2 million, $25.0 million, $14.0 million, $204,000, $1.4 million and $11.4 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $62.2 million.
The Company’s allowance for credit losses on loans was $289.2 million at September 30, 2022, or 2.09% of total loans, compared to the allowance for credit losses on loans of $294.3 million, or 2.11% of total loans, at June 30, 2022. As of September 30, 2022 and June 30, 2022, the Company’s allowance for credit losses on loans was 468.77% and 485.57% of its total non-performing loans, respectively.
Stockholders’ equity was $3.46 billion at September 30, 2022, compared to $3.50 billion at June 30, 2022, a decrease of approximately $38.6 million. The decrease in stockholders’ equity is primarily associated with the $91.6 million increase in accumulated other comprehensive loss and net stock repurchases of $24.3 million, which were partially offset by a $74.9 million increase in retained earnings and share-based compensation of $2.4 million. Book value per common share was $16.94 at September 30, 2022, compared to $17.04 at June 30, 2022. Tangible book value per common share (non-GAAP) was $9.82(1) at September 30, 2022, compared to $9.92(1) at June 30, 2022.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 62 branches in Texas, 5 branches in Alabama and one branch in New York City.

Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 p.m. ET) on Thursday, October 20, 2022. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/384737075. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://www.netroadshow.com/events/login?show=d3582338&confId=42282. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-844-200-6205, Passcode: 824264. A replay of the call will be available by calling 1-866-813-9403, Passcode: 090248, which will be available until October 27, 2022, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); PPNR, as adjusted; pre-tax net income, as adjusted, to total revenue (net); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average assets excluding excess liquidity; return on average assets, as adjusted, excluding excess liquidity; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment, including the ongoing impacts of inflation; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the risk that the benefits from the acquisition of Happy Bancshares, Inc. (“Happy”) may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, ongoing or future effects of the COVID-19 pandemic, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Happy operate; the ability to effectively integrate the businesses of Home and Happy; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, enter into and/or close additional acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability, military conflicts and other major domestic or international events; adverse weather events, including hurricanes, and other natural disasters; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022.

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FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
ASSETS
Cash and due from banks	$268,929	$287,451	$173,134	$119,908	$146,378
Interest-bearing deposits with other banks	1,311,492	2,528,925	3,446,324	3,530,407	3,133,878
Cash and cash equivalents	1,580,421	2,816,376	3,619,458	3,650,315	3,280,256
Federal funds sold	2,700	—	—	—	—
Investment securities - available-for sale, net of allowance for credit losses	4,085,102	3,791,509	2,957,322	3,119,807	3,150,608
Investment securities - held-to-maturity, net of allowance for credit losses	1,251,007	1,366,781	499,265	—	—
Total investment securities	5,336,109	5,158,290	3,456,587	3,119,807	3,150,608
Loans receivable	13,829,311	13,923,873	10,052,714	9,836,089	9,901,100
Allowance for credit losses	(289,203)	(294,267)	(234,768)	(236,714)	(238,673)
Loans receivable, net	13,540,108	13,629,606	9,817,946	9,599,375	9,662,427
Bank premises and equipment, net	411,479	415,056	274,503	275,760	276,972
Foreclosed assets held for sale	365	373	1,144	1,630	1,171
Cash value of life insurance	212,619	211,811	105,623	105,135	104,638
Accrued interest receivable	88,671	80,274	46,934	46,736	48,577
Deferred tax asset, net	228,979	208,585	116,605	78,290	69,724
Goodwill	1,394,353	1,398,400	973,025	973,025	973,025
Core deposit and other intangibles	60,932	63,410	23,624	25,045	26,466
Other assets	300,634	270,987	182,546	177,020	171,192
Total assets	$23,157,370	$24,253,168	$18,617,995	$18,052,138	$17,765,056
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$5,540,539	$6,036,583	$4,311,400	$4,127,878	$4,139,149
Savings and interest-bearing transaction accounts	11,968,519	12,424,192	9,461,393	9,251,805	8,813,326
Time deposits	1,033,266	1,119,297	808,141	880,887	1,050,896
Total deposits	18,542,324	19,580,072	14,580,934	14,260,570	14,003,371
Securities sold under agreements to repurchase	121,555	118,573	151,151	140,886	141,002
FHLB and other borrowed funds	400,000	400,000	400,000	400,000	400,000
Accrued interest payable and other liabilities	192,908	197,503	131,339	113,868	113,721
Subordinated debentures	440,568	458,455	667,868	371,093	370,900
Total liabilities	19,697,355	20,754,603	15,931,292	15,286,417	15,028,994
Stockholders' equity
Common stock	2,042	2,053	1,638	1,637	1,640
Capital surplus	2,404,388	2,426,271	1,485,524	1,487,373	1,492,588
Retained earnings	1,361,040	1,286,146	1,304,098	1,266,249	1,215,831
Accumulated other comprehensive (loss) income	(307,455)	(215,905)	(104,557)	10,462	26,003
Total stockholders' equity	3,460,015	3,498,565	2,686,703	2,765,721	2,736,062
Total liabilities and stockholders' equity	$23,157,370	$24,253,168	$18,617,995	$18,052,138	$17,765,056

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Nine Months Ended
(In thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Interest income:
Loans	$195,841	$181,779	$129,442	$136,750	$142,609	$507,062	$435,210
Investment securities
Taxable	28,273	20,941	9,080	8,121	8,495	58,294	21,933
Tax-exempt	8,069	7,725	4,707	4,827	4,839	20,501	14,815
Deposits - other banks	10,763	6,565	1,673	1,281	1,117	19,001	2,234
Federal funds sold	9	3	1	—	—	13	—
Total interest income	242,955	217,013	144,903	150,979	157,060	604,871	474,192
Interest expense:
Interest on deposits	23,347	10,729	4,894	5,155	5,642	38,970	19,781
Federal funds purchased	—	2	—	—	—	2	—
FHLB borrowed funds	1,917	1,896	1,875	1,916	1,917	5,688	5,688
Securities sold under agreements to repurchase	434	187	108	98	102	729	399
Subordinated debentures	4,153	5,441	6,878	4,790	4,788	16,472	14,373
Total interest expense	29,851	18,255	13,755	11,959	12,449	61,861	40,241
Net interest income	213,104	198,758	131,148	139,020	144,611	543,010	433,951
Provision for credit losses on acquired loans	—	45,170	—	—	—	45,170	—
Provision for credit losses on acquired unfunded commitments	—	11,410	—	—	—	11,410	—
Provision for credit losses on unfunded commitments	—	—	—	—	—	—	(4,752)
Provision for credit losses on acquired investment securities	—	2,005	—	—	—	2,005	—
Total credit loss expense (benefit)	—	58,585	—	—	—	58,585	(4,752)
Net interest income after credit loss expense (benefit)	213,104	140,173	131,148	139,020	144,611	484,425	438,703
Non-interest income:
Service charges on deposit accounts	10,756	10,084	6,140	6,217	5,941	26,980	16,059
Other service charges and fees	13,951	12,541	7,733	11,133	8,051	34,225	25,318
Trust fees	3,980	4,320	574	515	479	8,874	1,445
Mortgage lending income	4,179	5,996	3,916	5,359	5,948	14,091	20,317
Insurance commissions	601	658	480	387	586	1,739	1,556
Increase in cash value of life insurance	1,089	1,140	492	501	509	2,721	1,548
Dividends from FHLB, FRB, FNBB & other	1,741	3,945	698	919	2,661	6,384	13,916
Gain on SBA loans	58	—	95	792	439	153	1,588
(Loss) gain on branches, equipment and other assets, net	(13)	2	16	(19)	(34)	5	(86)
Gain on OREO, net	—	9	478	737	246	487	1,266
Gain on securities, net	—	—	—	—	—	—	219
Fair value adjustment for marketable securities	(2,628)	(1,801)	2,125	85	61	(2,304)	7,093
Other income	9,487	7,687	7,922	5,338	4,322	25,096	15,366
Total non-interest income	43,201	44,581	30,669	31,964	29,209	118,451	105,605
Non-interest expense:
Salaries and employee benefits	65,290	65,795	43,551	43,765	42,469	174,636	126,990
Occupancy and equipment	15,133	14,256	9,144	9,047	9,305	38,533	27,584
Data processing expense	8,747	10,094	7,039	6,493	6,024	25,880	17,787
Merger and acquisition expenses	—	48,731	863	880	1,006	49,594	1,006
Other operating expenses	25,176	26,606	16,299	16,865	16,815	68,081	48,100
Total non-interest expense	114,346	165,482	76,896	77,050	75,619	356,724	221,467
Income before income taxes	141,959	19,272	84,921	93,934	98,201	246,152	322,841
Income tax expense	33,254	3,294	20,029	20,577	23,209	56,577	77,177
Net income	$108,705	$15,978	$64,892	$73,357	$74,992	$189,575	$245,664

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
PER SHARE DATA

Diluted earnings per common share	$0.53	$0.08	$0.40	$0.45	$0.46	$0.99	$1.49
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.54	0.47	0.37	0.45	0.45	1.40	1.38
Basic earnings per common share	0.53	0.08	0.40	0.45	0.46	0.99	1.49
Dividends per share - common	0.165	0.165	0.17	0.14	0.14	0.495	0.42
Book value per common share	16.94	17.04	16.41	16.90	16.68	16.94	16.68
Tangible book value per common share (non-GAAP)(1)	9.82	9.92	10.32	10.80	10.59	9.82	10.59

STOCK INFORMATION

Average common shares outstanding	204,829	205,683	163,787	163,859	164,126	191,584	164,717
Average diluted shares outstanding	205,135	206,015	164,196	164,306	164,603	191,941	165,050
End of period common shares outstanding	204,219	205,291	163,758	163,699	164,008	204,219	164,008

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	1.81%	0.26%	1.43%	1.62%	1.68%	1.13%	1.90%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.83	1.57	1.36	1.64	1.67	1.61	1.76
Return on average assets excluding intangible amortization (non-GAAP)(1)	1.97	0.31	1.54	1.75	1.81	1.23	2.04
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	1.99	1.70	1.46	1.76	1.79	1.74	1.90
Return on average assets excluding excess liquidity (non-GAAP)(1)	1.96	0.29	1.74	1.96	1.98	1.29	2.17
Return on average assets, as adjusted, excluding excess liquidity (non-GAAP)(1)	1.98	1.79	1.65	1.97	1.96	1.83	2.01
Return on average common equity (ROE)	12.25	1.78	9.58	10.63	10.97	7.71	12.32
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	12.39	10.83	9.09	10.72	10.87	10.91	11.44
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	20.93	2.96	15.03	16.73	17.39	12.71	19.74
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	21.16	17.94	14.26	16.87	17.23	18.00	18.33
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	21.29	3.30	15.28	16.97	17.64	13.03	19.99
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	21.52	18.29	14.50	17.11	17.47	18.32	18.58
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
Efficiency ratio	43.24%	66.31%	46.15%	43.79%	42.26%	52.44%	39.86%
Efficiency ratio, as adjusted (non-GAAP)(1)	42.97	46.02	47.33	43.48	42.29	45.13	41.67
Net interest margin - FTE (NIM)	4.05	3.64	3.21	3.42	3.60	3.67	3.74
Fully taxable equivalent adjustment	$2,437	$2,471	$1,738	$1,736	$1,748	$6,646	$5,343
Total revenue (net)	256,305	243,339	161,817	170,984	173,820	661,461	539,556
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	141,959	77,857	84,921	93,934	98,201	304,737	318,089
PPNR, as adjusted (non-GAAP)(1)	143,522	126,683	80,371	94,729	96,919	350,576	294,176
Pre-tax net income to total revenue (net)	55.39%	7.92%	52.48%	54.94%	56.50%	37.21%	59.83%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	56.00	52.06	49.67	55.40	55.76	53.00	55.40
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	55.39	32.00	52.48	54.94	56.50	46.07	58.95
P5NR, as adjusted (non-GAAP)(1)	56.00	52.06	49.67	55.40	55.76	53.00	54.52
Total purchase accounting accretion	$4,578	$5,177	$3,089	$4,001	$4,868	$12,844	$16,150
Average purchase accounting loan discounts	42,050	46,258	25,359	28,882	33,320	37,889	38,587

OTHER OPERATING EXPENSES

Advertising	$2,024	$2,117	$1,266	$1,411	$1,204	$5,407	$3,444
Amortization of intangibles	2,477	2,477	1,421	1,420	1,421	6,375	4,262
Electronic banking expense	3,828	3,352	2,538	2,442	2,521	9,718	7,375
Directors' fees	354	375	404	422	395	1,133	1,192
Due from bank service charges	316	396	270	257	265	982	787
FDIC and state assessment	2,146	2,390	1,668	1,353	1,648	6,204	4,119
Insurance	959	973	770	801	749	2,702	2,317
Legal and accounting	1,581	1,061	797	749	1,050	3,439	2,954
Other professional fees	2,466	2,254	1,609	1,754	1,787	6,329	5,196
Operating supplies	681	995	754	489	474	2,430	1,426
Postage	614	556	306	352	301	1,476	931
Telephone	593	384	337	343	371	1,314	1,082
Other expense	7,137	9,276	4,159	5,072	4,629	20,572	13,015
Total other operating expenses	$25,176	$26,606	$16,299	$16,865	$16,815	$68,081	$48,100
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
BALANCE SHEET RATIOS
Total loans to total deposits	74.58%	71.11%	68.94%	68.97%	70.71%
Common equity to assets	14.94	14.43	14.43	15.32	15.40
Tangible common equity to tangible assets (non-GAAP)(1)	9.24	8.94	9.59	10.36	10.36
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,156,438	$5,092,539	$3,810,383	$3,889,284	$4,005,841
Construction/land development	2,232,906	2,595,384	1,856,096	1,850,050	1,742,687
Agricultural	330,748	329,106	142,920	130,674	138,881
Residential real estate loans
Residential 1-4 family	1,704,850	1,708,221	1,223,890	1,274,953	1,273,988
Multifamily residential	525,110	389,633	248,650	280,837	274,131
Total real estate	9,950,052	10,114,883	7,281,939	7,425,798	7,435,528
Consumer	1,120,250	1,106,343	1,059,342	825,519	814,732
Commercial and industrial	2,268,750	2,187,771	1,510,205	1,386,747	1,414,079
Agricultural	313,693	324,630	48,095	43,920	68,272
Other	176,566	190,246	153,133	154,105	168,489
Loans receivable	$13,829,311	$13,923,873	$10,052,714	$9,836,089	$9,901,100
Paycheck Protection Program (PPP) loans (net of discounts) (included in total loans receivable)	10,771	37,204	59,609	112,814	241,476
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$294,267	$234,768	$236,714	$238,673	$240,451
Allowance for credit losses on PCD loans - Happy acquisition	—	16,816	—	—	—
Loans charged off	6,313	3,265	2,310	3,125	2,469
Recoveries of loans previously charged off	1,249	778	364	1,166	691
Net loans charged off	5,064	2,487	1,946	1,959	1,778
Provision for credit losses - Happy acquisition	—	45,170	—	—	—
Balance, end of period	$289,203	$294,267	$234,768	$236,714	$238,673
Net charge-offs to average total loans	0.15%	0.07%	0.08%	0.08%	0.07%
Allowance for credit losses to total loans	2.09	2.11	2.34	2.41	2.41
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$56,796	$44,170	$44,629	$47,158	$47,604
Loans past due 90 days or more	4,898	16,432	46	3,035	3,311
Total non-performing loans	61,694	60,602	44,675	50,193	50,915
Other non-performing assets
Foreclosed assets held for sale, net	365	373	1,144	1,630	1,171
Other non-performing assets	104	104	—	—	—
Total other non-performing assets	469	477	1,144	1,630	1,171
Total non-performing assets	$62,163	$61,079	$45,819	$51,823	$52,086
Allowance for credit losses for loans to non-performing loans	468.77%	485.57%	525.50%	471.61%	468.77%
Non-performing loans to total loans	0.45	0.44	0.44	0.51	0.51
Non-performing assets to total assets	0.27	0.25	0.25	0.29	0.29
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2022			June 30, 2022
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$1,965,136	$10,763	2.17%	$3,252,674	$6,565	0.81%
Federal funds sold	1,176	9	3.04	1,857	3	0.65
Investment securities - taxable	4,008,230	28,273	2.80	3,817,209	20,941	2.20
Investment securities - non-taxable - FTE	1,292,702	10,370	3.18	1,270,602	10,055	3.17
Loans receivable - FTE	13,822,459	195,977	5.63	13,838,687	181,920	5.27
Total interest-earning assets	21,089,703	245,392	4.62	22,181,029	219,484	3.97
Non-earning assets	2,689,066			2,607,336
Total assets	$23,778,769			$24,788,365
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$12,233,755	$22,388	0.73%	$12,632,612	$9,770	0.31%
Time deposits	1,078,112	959	0.35	1,170,860	959	0.33
Total interest-bearing deposits	13,311,867	23,347	0.70	13,803,472	10,729	0.31
Federal funds purchased	14	—	—	869	2	0.92
Securities sold under agreement to repurchase	126,770	434	1.36	123,011	187	0.61
FHLB borrowed funds	400,012	1,917	1.90	400,000	1,896	1.90
Subordinated debentures	442,312	4,153	3.73	568,187	5,441	3.84
Total interest-bearing liabilities	14,280,975	29,851	0.83	14,895,539	18,255	0.49
Non-interest bearing liabilities
Non-interest bearing deposits	5,779,082			6,138,497
Other liabilities	199,416			162,571
Total liabilities	20,259,473			21,196,607
Shareholders' equity	3,519,296			3,591,758
Total liabilities and shareholders' equity	$23,778,769			$24,788,365
Net interest spread			3.79%			3.48%
Net interest income and margin - FTE		$215,541	4.05		$201,229	3.64

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2022			September 30, 2021
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$2,899,620	$19,001	0.88%	$2,372,227	$2,234	0.13%
Federal funds sold	1,593	13	1.09	83	—	—
Investment securities - taxable	3,442,854	58,294	2.26	1,947,799	21,933	1.51
Investment securities - non-taxable - FTE	1,139,628	26,709	3.13	858,440	19,610	3.05
Loans receivable - FTE	12,547,275	507,500	5.41	10,532,411	435,758	5.53
Total interest-earning assets	20,030,970	611,517	4.08	15,710,960	479,535	4.08
Non-earning assets	2,308,827			1,594,442
Total assets	$22,339,797			$17,305,402
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,420,566	$36,031	0.42%	$8,607,728	$12,289	0.19%
Time deposits	1,035,340	2,939	0.38	1,131,538	7,492	0.89
Total interest-bearing deposits	12,455,906	38,970	0.42	9,739,266	19,781	0.27
Federal funds purchased	294	2	0.91	—	—	—
Securities sold under agreement to repurchase	129,076	729	0.76	153,677	399	0.35
FHLB borrowed funds	400,004	5,688	1.90	400,000	5,688	1.90
Subordinated debentures	540,175	16,472	4.08	370,615	14,373	5.19
Total interest-bearing liabilities	13,525,455	61,861	0.61	10,663,558	40,241	0.50
Non-interest bearing liabilities
Non-interest bearing deposits	5,363,770			3,848,302
Other liabilities	161,402			127,656
Total liabilities	19,050,627			14,639,516
Shareholders' equity	3,289,170			2,665,886
Total liabilities and shareholders' equity	$22,339,797			$17,305,402
Net interest spread			3.47%			3.58%
Net interest income and margin - FTE		$549,656	3.67		$439,294	3.74

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars and shares in thousands, except per share data)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$108,705	$15,978	$64,892	$73,357	$74,992	$189,575	$245,664
Pre-tax adjustments
Merger and acquisition expenses	—	48,731	863	880	1,006	49,594	1,006
Initial provision for credit losses - acquisition	—	58,585	—	—	—	58,585	—
Fair value adjustment for marketable securities	2,628	1,801	(2,125)	(85)	(61)	2,304	(7,093)
Special dividend from equity investment	—	(1,434)	—	—	(2,227)	(1,434)	(12,500)
TRUPS redemption fees	—	2,081	—	—	—	2,081	—
Recoveries on historic losses	(1,065)	(2,353)	(3,288)	—	—	(6,706)	(5,107)
Gain on securities	—	—	—	—	—	—	(219)
Total pre-tax adjustments	1,563	107,411	(4,550)	795	(1,282)	104,424	(23,913)
Tax-effect of adjustments	393	26,396	(1,220)	188	(587)	25,569	(6,412)
Total adjustments after-tax (B)	1,170	81,015	(3,330)	607	(695)	78,855	(17,501)
Earnings, as adjusted (C)	$109,875	$96,993	$61,562	$73,964	$74,297	$268,430	$228,163

Average diluted shares outstanding (D)	205,135	206,015	164,196	164,306	164,603	191,941	165,050

GAAP diluted earnings per share: (A/D)	$0.53	$0.08	$0.40	$0.45	$0.46	$0.99	$1.49
Adjustments after-tax: (B/D)	0.01	0.39	(0.03)	—	(0.01)	0.41	(0.11)
Diluted earnings per common share, as adjusted: (C/D)	$0.54	$0.47	$0.37	$0.45	$0.45	$1.40	$1.38
ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	1.81%	0.26%	1.43%	1.62%	1.68%	1.13%	1.90%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.83	1.57	1.36	1.64	1.67	1.61	1.76
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	1.97	0.31	1.54	1.75	1.81	1.23	2.04
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	1.99	1.70	1.46	1.76	1.79	1.74	1.90
Return on average assets excluding excess liquidity: (A/(E-G))	1.96	0.29	1.74	1.96	1.98	1.29	2.17
Return on average assets, as adjusted, excluding excess liquidity: ((A+D)/(E-G))	1.98	1.79	1.65	1.97	1.96	1.83	2.01

GAAP net income available to common shareholders (A)	$108,705	$15,978	$64,892	$73,357	$74,992	$189,575	$245,664
Amortization of intangibles (B)	2,477	2,477	1,421	1,420	1,421	6,375	4,262
Amortization of intangibles after-tax (C)	1,854	1,854	1,049	1,054	1,055	4,757	3,164
Adjustments after-tax (D)	1,170	81,015	(3,330)	607	(695)	78,855	(17,501)
Average assets (E)	23,778,769	24,788,365	18,393,075	17,914,727	17,695,226	22,339,797	17,305,402
Average goodwill, core deposits & other intangible assets (F)	1,459,034	1,423,466	997,338	998,760	1,000,175	1,294,971	1,001,585

Average interest bearing cash balance	1,965,136	3,252,674	3,497,894	3,261,846	2,914,785	2,899,620	2,372,227
Average historical interest bearing cash balance	225,000	225,000	225,000	225,000	225,000	225,000	225,000
Average excess cash balance (G)	1,740,136	3,027,674	3,272,894	3,036,846	2,689,785	2,674,620	2,147,227

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Sep 30, 2022	Sep 30, 2021
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	12.25%	1.78%	9.58%	10.63%	10.97%	7.71%	12.32%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	12.39	10.83	9.09	10.72	10.87	10.91	11.44
Return on average tangible common equity: (A/(D-E))	20.93	2.96	15.03	16.73	17.39	12.71	19.74
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	21.16	17.94	14.26	16.87	17.23	18.00	18.33
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	21.29	3.30	15.28	16.97	17.64	13.03	19.99
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	21.52	18.29	14.50	17.11	17.47	18.32	18.58

GAAP net income available to common shareholders (A)	$108,705	$15,978	$64,892	$73,357	$74,992	$189,575	$245,664
Earnings excluding intangible amortization (B)	110,559	17,832	65,941	74,411	76,047	194,332	248,828
Adjustments after-tax (C)	1,170	81,015	(3,330)	607	(695)	78,855	(17,501)
Average common equity (D)	3,519,296	3,591,758	2,747,980	2,738,305	2,710,953	3,289,170	2,665,886
Average goodwill, core deposits & other intangible assets (E)	1,459,034	1,423,466	997,338	998,760	1,000,175	1,294,971	1,001,585
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-H)/(B+C+E))	43.24%	66.31%	46.15%	43.79%	42.26%	52.44%	39.86%
Efficiency ratio, as adjusted: ((D-H-J)/(B+C+E-I))	42.97	46.02	47.33	43.48	42.29	45.13	41.67
Pre-tax net income to total revenue (net) (A/(B+C))	55.39	7.92	52.48	54.94	56.50	37.21	59.83
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	56.00	52.06	49.67	55.40	55.76	53.00	55.40
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$141,959	$77,857	$84,921	$93,934	$98,201	$304,737	$318,089
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F-G)	143,522	126,683	80,371	94,729	96,919	350,576	294,176
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	55.39%	32.00%	52.48%	54.94%	56.50%	46.07%	58.95%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	56.00	52.06	49.67	55.40	55.76	53.00	54.52

Pre-tax net income (A)	$141,959	$19,272	$84,921	$93,934	$98,201	$246,152	$322,841
Net interest income (B)	213,104	198,758	131,148	139,020	144,611	543,010	433,951
Non-interest income (C)	43,201	44,581	30,669	31,964	29,209	118,451	105,605
Non-interest expense (D)	114,346	165,482	76,896	77,050	75,619	356,724	221,467
Fully taxable equivalent adjustment (E)	2,437	2,471	1,738	1,736	1,748	6,646	5,343
Total pre-tax adjustments (F)	1,563	107,411	(4,550)	795	(1,282)	104,424	(23,913)
Initial provision for credit losses - acquisition (G)	—	58,585	—	—	—	58,585	—
Amortization of intangibles (H)	2,477	2,477	1,421	1,420	1,421	6,375	4,262

Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$(2,628)	$(1,801)	$2,125	$85	$61	$(2,304)	$7,093
Gain on OREO	—	9	478	737	246	487	1,266
(Loss) gain on branches, equipment and other assets, net	(13)	2	16	(19)	(34)	5	(86)
Special dividend from equity investment	—	1,434	—	—	2,227	1,434	12,500
Gain on securities	—	—	—	—	—	—	219
Recoveries on historic losses	1,065	2,353	3,288	—	—	6,706	5,107
Total non-interest income adjustments (I)	$(1,576)	$1,997	$5,907	$803	$2,500	$6,328	$26,099
Non-interest expense:
Merger and acquisition expenses	—	48,731	863	880	1,006	49,594	1,006
TRUPS redemption fees	—	2,081	—	—	—	2,081	—
Total non-interest expense adjustments (J)	$—	$50,812	$863	$880	$1,006	$51,675	$1,006

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$16.94	$17.04	$16.41	$16.90	$16.68
Tangible book value per common share: ((A-C-D)/B)	9.82	9.92	10.32	10.80	10.59

Total stockholders' equity (A)	$3,460,015	$3,498,565	$2,686,703	$2,765,721	$2,736,062
End of period common shares outstanding (B)	204,219	205,291	163,758	163,699	164,008
Goodwill (C)	1,394,353	1,398,400	973,025	973,025	973,025
Core deposit and other intangibles (D)	60,932	63,410	23,624	25,045	26,466
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	14.94%	14.43%	14.43%	15.32%	15.40%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	9.24	8.94	9.59	10.36	10.36

Total assets (A)	$23,157,370	$24,253,168	$18,617,995	$18,052,138	$17,765,056
Total stockholders' equity (B)	3,460,015	3,498,565	2,686,703	2,765,721	2,736,062
Goodwill (C)	1,394,353	1,398,400	973,025	973,025	973,025
Core deposit and other intangibles (D)	60,932	63,410	23,624	25,045	26,466